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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                  July 20, 2005

                               ROGERS CORPORATION
               (Exact name of Registrant as specified in Charter)

         Massachusetts                    1-4347               06-0513860
(State or Other Jurisdiction of  (Commission File Number)   (I.R.S. Employer
        Incorporation)                                      Identification No.)

       One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188
              (Address of Principal Executive Offices and Zip Code)

                                 (860) 774-9605
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 204.13e-4(c))


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Item 2.02        Results of Operations and Financial Condition.

In a Press Release dated July 20, 2005, the Registrant announced its second quarter 2005 results. The Registrant's Press Release is furnished herewith as
Exhibit 99.1.

The earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Registrant has provided reconciliations within the earnings release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP net income from continuing operations and diluted earnings per share (in both cases excluding a one-time, after-tax impairment charge) is included in the earnings release because management believes that that net income from continuing operations and diluted earnings per share, excluding the effect of the asset impairment related to the Registrant's polyolefin operation, is a measure that should be presented in addition to income determined in accordance with GAAP and is useful to investors. Management believes that the following matters should be considered when evaluating these non-GAAP financial measures:

     o The Registrant reviews the operating results of its businesses excluding the impact of any asset impairment because it provides an additional basis of comparison. Management believes that these events are unusual in nature, and would not be indicative of ongoing operating results. As a result, management believes such charges should be excluded in order to compare past, current and future periods.

     o Asset impairments principally represent adjustments to the carrying value of certain assets and do not typically require a cash payment.

     o Asset impairments are typically material and are considered to be outside the normal operations of a business. Corporate management is responsible for making decisions about asset impairment and related charges.

The non-GAAP financial measures included in the earnings release have been reconciled to the comparable GAAP results. This reconciliation can also be found on the Registrant's web site at www.rogerscorporation.com.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 7.01         Regulation FD Disclosure

On July 20, 2005, in its earning release for the second quarter of 2005, the Registrant also provided earnings guidance for the third quarter of 2005. A copy of the Press Release is furnished herewith as Exhibit 99.1.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01         Financial Statements and Exhibits.

(c)      Exhibits

Exhibit No.                                 Description

99.1 Press release, dated July 20, 2005, issued by Rogers Corporation furnished herewith pursuant to Items 2.02 and 7.01)
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  ROGERS CORPORATION


                                  By: /s/ Paul B. Middleton
                                  ----------------------------------
                                  Paul B. Middleton
                                  Acting Chief Financial Officer and
                                  Corporate Controller

Date:  July 20, 2005